Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: July 27, 2020

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports Second Quarter 2020 Results
Solid Execution Drives Improved Margins and Cash Flow

Highlights:

◦	Expands margins despite contraction in sales

◦	Strengthens balance sheet with strong cash flow

◦	Anticipates better orders sequentially but lower sales and earnings in the third quarter of 2020

CHICAGO, July 27, 2020 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the second quarter of 2020. Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted.

"JBT demonstrated resiliency amidst the challenges presented by the COVID crisis," said Brian Deck, Interim Chief Executive Officer and Chief Financial Officer. "In the second quarter of 2020, we improved margins despite a decline in revenue, we bolstered our balance sheet with outstanding free cash flow generation, and we benefited from the stability provided by our large and profitable recurring revenue base."

Second Quarter 2020
Second quarter 2020 revenue of $412 million declined 17 percent year over year, with a 20 percent decline organically and a 2 percent headwind from foreign exchange translation, somewhat offset by 5 percent growth from acquisitions.
Operating income in the second quarter of 2020 was $48 million and net income was $33 million. Adjusted EBITDA of $68 million declined 12 percent year-over-year while adjusted EBITDA margin expanded 80 basis points to 16.6 percent.
"We swiftly adjusted our cost structure to align with a challenging demand environment, benefiting margins in the second quarter," stated Deck.

FoodTech revenue declined 12 percent, while operating profit margin expanded 130 basis points and adjusted EBITDA margin expanded 110 basis points to 21.4 percent.
AeroTech revenue declined 28 percent with a 240 basis point contraction in the operating margin and a 230 basis point contraction in the adjusted EBITDA margin.
Corporate expense declined due to lower M&A expenditures, cost control and a $2.5 million adjustment to long-term incentive compensation due to the pandemic impact on earnings.
Diluted earnings per share from continuing operations was $1.01 for the second quarter of 2020 compared with $1.06 for the second quarter of 2019. Adjusted earnings per share was $1.09 compared with $1.42 in the year-ago period.
Second quarter 2020 orders declined 26 percent year over year with declines of 15 percent at FoodTech and 49 percent at AeroTech. Backlog declined 16 percent year over year.
JBT generated $101 million in cash from operations, or free cash flow of $87 million, in the first half of 2020. Liquidity at the end of the quarter, which includes cash plus borrowing capacity, stood at $414 million with a leverage ratio of 2.2x net debt to EBITDA, as defined in the Company's credit agreement.
Outlook
"While there continues to be much uncertainty in the marketplace resulting from the pandemic, we are encouraged by the quality of our sales funnel and expect a sequential pickup in FoodTech and AeroTech orders in the third quarter of 2020. This increase in levels of customer engagement is expected to result in higher costs in the quarter, compared to second quarter," concluded Deck.

Based on current information available to management, the Company foresees a sequential decline in revenue and operating profit in the third quarter of 2020.

FoodTech revenue is expected to decline 10 - 12 percent sequentially, with margins approximating first quarter 2020 levels reflecting lower volume and a moderate resumption of curtailed marketing spend.

At AeroTech, the Company expects a 6 - 8 percent sequential increase in revenue in the third quarter based on typical seasonality. Margins are expected to improve 75 - 100 basis points sequentially.

Corporate expense is also expected to increase sequentially in the third quarter due to the absence of the adjustment to long-term incentive compensation expense in the second quarter.

In the third quarter of 2020, the Company expects to take restructuring and other charges totaling $8 - $9 million associated with manufacturing capacity rationalizations at FoodTech and AeroTech. This action is expected to generate permanent run rate benefits of $6 - $7 million by the end of 2021. Additionally, the Company expects to incur a $1.5 million discrete tax charge during the quarter in connection with new U.K. tax laws.

Second Quarter 2020 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Tuesday, July 28, 2020, to discuss second quarter financial results. Participants may access the conference call through Online Registration: http://www.directeventreg.com/registration/event/3475617. An online audio replay of the call will be available on the Company’s Investor Relations website shortly after the call.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,300 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. Forward-looking statements include, among others, statements relating to the expected impact of the COVID-19 pandemic on our business and our results of operations, our plans to mitigate the impact of the pandemic, our future financial performance, our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. These risks and uncertainties include, but are not limited to: the duration of the COVID-19 pandemic and the effects of the pandemic on our ability to operate our business and facilities, on our customers, on our supply chains and on the economy generally; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with current and future acquisitions; potential effects of the U.K.’s exit from the E.U.; fluctuations in currency exchange rates; difficulty in implementing our business strategies; increases in energy or raw material prices and availability of raw materials; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; risks related to corporate social responsibility; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war; termination or loss of major customer contracts and risks associated with fixed-price contracts; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarterly Report on Form 10-Q filed by JBT with the Securities and Exchange Commission. In addition, many of our risks and uncertainties are currently amplified by and will continue to be amplified by the COVID-19 pandemic. Given the highly fluid nature of the COVID-19 pandemic, it is not possible to predict all such risks and uncertainties. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

We provide non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or changes the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, we believe we provide a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.
These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$411.5	$493.3	$869.2	$910.8
Cost of sales	281.3	338.3	596.0	628.2

Gross profit	130.2	155.0	273.2	282.6
Gross profit %	31.6%	31.4%	31.4%	31.0%

Selling, general and administrative expense	80.5	103.7	177.8	195.4
Restructuring expense	2.1	4.3	4.1	10.2

Operating income	47.6	47.0	91.3	77.0
Operating income %	11.6%	9.5%	10.5%	8.5%

Pension expense, other than service cost	1.0	0.5	2.0	1.0
Net interest expense	3.5	4.2	8.3	7.5
Income from continuing operations before income taxes	43.1	42.3	81.0	68.5
Provision for income taxes	10.6	8.3	19.5	14.8
Income from continuing operations	32.5	34.0	61.5	53.7
Loss from discontinued operations, net of taxes	—	0.3	—	0.3
Net income	$32.5	$33.7	$61.5	$53.4

Basic earnings per share:
Income from continuing operations	$1.02	$1.07	$1.92	$1.69
Loss from discontinued operations	—	0.01	—	0.01
Net income	$1.02	$1.06	$1.92	$1.68

Diluted earnings per share:
Income from continuing operations	$1.01	$1.06	$1.92	$1.68
Loss from discontinued operations	—	0.01	—	0.01
Net income	$1.01	$1.05	$1.92	$1.67

Weighted average shares outstanding
Basic	32.0	31.9	31.9	31.9
Diluted	32.0	32.0	32.1	32.0

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Income from continuing operations as reported	$32.5	$34.0	$61.5	$53.7

Non-GAAP adjustments:
Restructuring expense	2.1	4.3	4.1	10.2
M&A related cost	1.0	10.8	3.5	11.5
Impact on tax provision from Non-GAAP adjustments(1)	(0.7)	(3.7)	(1.8)	(5.3)
Adjusted income from continuing operations	$34.9	$45.4	$67.3	$70.1

Income from continuing operations as reported	$32.5	$34.0	$61.5	$53.7
Total shares and dilutive securities	32.0	32.0	32.1	32.0
Diluted earnings per share from continuing operations	$1.01	$1.06	$1.92	$1.68

Adjusted income from continuing operations	$34.9	$45.4	$67.3	$70.1
Total shares and dilutive securities	32.0	32.0	32.1	32.0
Adjusted diluted earnings per share from continuing operations	$1.09	$1.42	$2.10	$2.19

(1) Impact on tax provision was calculated using the Company’s annual tax rate excluding discrete adjustments of 23.8% and 24.5% for June 30, 2020 and 2019, respectively.
The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$32.5	$33.7	$61.5	$53.4

Loss from discontinued operations, net of taxes	—	0.3	—	0.3

Income from continuing operations as reported	32.5	34.0	61.5	53.7

Income tax provision	10.6	8.3	19.5	14.8
Interest expense, net	3.5	4.2	8.3	7.5
Depreciation and amortization	17.7	15.6	35.2	30.3

EBITDA	64.3	62.1	124.5	106.3

Restructuring expense	2.1	4.3	4.1	10.2
Pension expense, other than service cost	1.0	0.5	2.0	1.0
M&A related costs	1.0	10.8	3.5	11.5

Adjusted EBITDA	$68.4	$77.7	$134.1	$129.0

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
JBT FoodTech	$302.8	$343.3	$612.5	$637.9
JBT AeroTech	108.7	149.9	256.7	272.8
Other revenue and intercompany eliminations	—	0.1	—	0.1
Total revenue	$411.5	$493.3	$869.2	$910.8

Income before income taxes
Segment operating profit(1)(2):
JBT FoodTech	$49.0	$51.3	$89.7	$90.0
JBT FoodTech segment operating profit %	16.2%	14.9%	14.6%	14.1%

JBT AeroTech	10.3	17.9	28.8	28.0
JBT AeroTech segment operating profit %	9.5%	11.9%	11.2%	10.3%

Total segment operating profit	59.3	69.2	118.5	118.0
Total segment operating profit %	14.4%	14.0%	13.6%	13.0%

Corporate expense	9.6	17.9	23.1	30.8
Restructuring expense	2.1	4.3	4.1	10.2
Operating income	$47.6	$47.0	$91.3	$77.0
Operating income %	11.6%	9.5%	10.5%	8.5%

Other business segment information

	Three Months Ended June 30,		Six Months Ended June 30,
Inbound orders	2020	2019	2020	2019
JBT FoodTech	$262.7	$307.8	$578.2	$616.9
JBT AeroTech	81.9	159.3	236.5	312.0
	—	0.1	—	0.1
Total inbound orders	$344.6	$467.2	$814.7	$929.0

			As of June 30,
			2020	2019
Order Backlog
JBT FoodTech			$360.0	$418.9
JBT AeroTech			283.1	350.6
Total order backlog			$643.1	$769.5

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended June 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$49.0	$10.3	$(11.7)	$47.6
Restructuring expense	—	—	2.1	2.1
M&A related costs	0.3	—	0.7	1.0
Adjusted operating profit	49.3	10.3	(8.9)	50.7
Depreciation and amortization	15.6	1.5	0.6	17.7
Adjusted EBITDA	$64.9	$11.8	$(8.3)	$68.4

Revenue	$302.8	$108.7	$—	$411.5
Operating profit %	16.2%	9.5%		11.6%
Adjusted operating profit %	16.3%	9.5%		12.3%
Adjusted EBITDA %	21.4%	10.9%		16.6%

	Six Months Ended June 30, 2020
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$89.7	$28.8	$(27.2)	$91.3
Restructuring expense	—	—	4.1	4.1
M&A related costs	0.3	—	3.2	3.5
Adjusted operating profit	90.0	28.8	(19.9)	98.9
Depreciation and amortization	31.2	2.7	1.3	35.2
Adjusted EBITDA	$121.2	$31.5	$(18.6)	$134.1

Revenue	$612.5	$256.7	$—	$869.2
Operating profit %	14.6%	11.2%		10.5%
Adjusted operating profit %	14.7%	11.2%		11.4%
Adjusted EBITDA %	19.8%	12.3%		15.4%

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended June 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$51.3	$17.9	$(22.2)	$47.0
Restructuring expense	—	—	4.3	4.3
M&A related costs	4.9	0.6	5.3	10.8
Adjusted operating profit	56.2	18.5	(12.6)	62.1
Depreciation and amortization	13.7	1.2	0.7	15.6
Adjusted EBITDA	$69.9	$19.7	$(11.9)	$77.7

Revenue	$343.3	$149.9	$0.1	$493.3
Operating profit %	14.9%	11.9%		9.5%
Adjusted operating profit %	16.4%	12.3%		12.6%
Adjusted EBITDA %	20.3%	13.2%		15.8%

	Six Months Ended June 30, 2019
(In millions)	JBT FoodTech	JBT AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$90.0	$28.0	$(41.0)	$77.0
Restructuring expense	—	—	10.2	10.2
M&A related costs	5.3	0.9	5.3	11.5
Adjusted operating profit	95.3	28.9	(25.5)	98.7
Depreciation and amortization	26.6	2.2	1.5	30.3
Adjusted EBITDA	$121.9	$31.1	$(24.0)	$129.0

Revenue	$637.9	$272.8	$0.1	$910.8
Operating profit %	14.1%	10.3%		8.5%
Adjusted operating profit %	14.9%	10.6%		10.8%
Adjusted EBITDA %	19.1%	11.4%		14.2%

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	June 30,	December 31,
	2020	2019

Cash and cash equivalents	$58.0	$39.5
Trade receivables, net of allowances	302.6	363.3
Inventories	229.1	245.0
Other current assets	50.5	60.4
Total current assets	640.2	708.2

Property, plant and equipment, net	262.2	265.6
Other assets	918.6	941.1
Total assets	$1,821.0	$1,914.9

Short-term debt and current portion of long-term debt	$0.1	$0.9
Accounts payable, trade and other	150.4	198.6
Advance and progress payments	101.9	107.0
Other current liabilities	159.9	168.0
Total current liabilities	412.3	474.5

Long-term debt, less current portion	647.6	698.3

Accrued pension and other post-retirement benefits, less current portion	72.3	73.9
Other liabilities	92.2	98.7

Common stock and additional paid-in capital	229.4	229.5
Retained earnings	586.9	532.8
Accumulated other comprehensive loss	(219.7)	(192.8)
Total stockholders' equity	596.6	569.5
Total Liabilities and Stockholders' Equity	$1,821.0	$1,914.9

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended June 30,
	2020	2019

Cash flows from operating activities:
Income from continuing operations	$61.5	$53.7

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	35.2	30.3
Other	6.2	7.8

Changes in operating assets and liabilities:
Trade accounts receivable, net	53.5	(4.3)
Inventories	2.6	(13.8)
Accounts payable, trade and other	(46.2)	(36.0)
Advance and progress payments	(3.5)	(34.5)
Other - assets and liabilities, net	(8.3)	9.9

Cash provided by continuing operating activities	101.0	13.1

Cash required by discontinued operating activities	—	(0.1)

Cash provided by operating activities	101.0	13.0

Cash flows from investing activities:
Acquisitions, net of cash acquired	(4.5)	(367.8)
Capital expenditures	(16.2)	(17.8)
Other	1.7	0.6

Cash required by investing activities	(19.0)	(385.0)

Cash flows from financing activities:
Net (payments) proceeds on credit facilities	(51.7)	384.0
Dividends	(6.3)	(6.3)
Other	(2.2)	(10.0)

Cash (required) provided by financing activities	(60.2)	367.7

Effect of foreign exchange rate changes on cash and cash equivalents	(3.3)	0.4

Increase (decrease) in cash and cash equivalents	18.5	(3.9)

Cash and cash equivalents, beginning of period	39.5	43.0

Cash and cash equivalents, end of period	$58.0	$39.1

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Six Months Ended June 30,
	2020	2019

Cash provided by continuing operating activities	$101.0	$13.1
Less: capital expenditures	16.2	17.8
Plus: proceeds from sale of fixed assets	1.7	0.6
Plus: pension contributions	0.4	3.1
Free cash flow (FCF)	$86.9	$(1.0)

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore exclude these contributions from the calculation of Free cash flow.

JBT CORPORATION
BANK LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Four Quarters Ended
June 30, 2020
Total debt	$647.7
Cash and cash equivalents	(58.0)
Other items considered debt under the credit agreement	31.0
Consolidated total indebtedness[1]	$620.7

Last four quarters Adjusted EBITDA	$297.1
Other adjustments net to earnings under the credit agreement	(17.4)
Consolidated EBITDA[1]	$279.7

Bank leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	2.2x

(1) As defined in the credit agreement